BETHEL BANCORP AND SUBSIDIARIES
Part II -      Other Information

Item 1.   Legal Proceedings
          _________________
Not Applicable.

Item 2.   Changes in Securities
          _____________________
Not Applicable.

Item 3.   Defaults Upon Senior Securities
          _______________________________
Not Applicable.

Item 4.   Submission of Matters to a Vote of Security Holders
          ___________________________________________________
Not Applicable.

Item 5.   Other Information
          _________________
Not Applicable.

Item 6.   Exhibits and Reports on Form 8 - K
          __________________________________
(a)  Exhibits
     ________
3.2  Restated by-laws of Bethel Bancorp as amended February 23, 1996

11   Statement regarding computation of per share.

27   Financial data schedule

(b)  Reports on Form 8 - K
     _____________________

     On January 12, 1996, the Company filed a report on Form 8-K announcing that it intends to merge the Company's two wholly-owned banking subsidiaries, Bethel Savings Bank F.S.B. and Brunswick Federal Savings Bank, F.A. (the "Bank Subsidiaries"). The proposed merger was approved by the Boards of Directors of the two Bank Subsidiaries on January 3, 1996. The resulting bank, which will be known as Northeast Bank, F.S.B. will have assets of over $200,000,000 and will operate eight branches in four Maine counties. On March 19, 1996, the Bank Subsidiaries received approval from the Office of Thrift Supervision for the proposed merger.

     Included in the report on Form 8-K filed on January 12, 1996, the Company announced that it intends to change its name to Northeast Bancorp upon the merger of its two Bank Subsidiaries and at the same time will change the symbol under which its stock trades on the NASDAQ Stock Market to NEBC.

                          BETHEL BANCORP AND SUBSIDIARIES
                                  Signatures


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                BETHEL BANCORP
                              __________________
                                 (Registrant)


                            /s/ James D. Delamater
                         ____________________________
                              James D. Delamater
                              President and CEO


                              /s/ Richard Wyman
                         ____________________________
                                Richard Wyman
                           Chief Financial Officer


Date:  May 13, 1996

                       BETHEL BANCORP AND SUBSIDIARIES
                              Index to Exhibits


EXHIBIT NUMBER                            DESCRIPTION

11             Statement regarding computation of per share earnings

27             Finanacial Data Schedule


                       BETHEL BANCORP AND SUBSIDIARIES
      Exhibit 11.  Statement Regarding Computation of Per Share Earnings

                                    Three Months Ended    Three Months Ended
                                       March 31, 1996       March 31, 1995*
                                   ____________________  ____________________

EQUIVALENT SHARES:

Average Shares Outstanding                1,203,764            1,094,800

Total Equivalent Shares                   1,203,764            1,094,800
Total Primary Shares                      1,313,669            1,222,957
Total Fully Diluted Shares                1,558,516            1,456,721

Net Income                           $      301,805        $     408,073
Less Preferred Stock Dividend                35,000               35,000
                                   ____________________  ____________________
Net Income after Preferred
  Dividend                           $      408,436        $     373,073
                                   ====================  ====================

Primary Earnings Per Share           $         0.20        $        0.31
Fully Diluted Earnings Per Share     $         0.19        $        0.28

                                    Nine Months Ended     Nine Months Ended
                                     March 31, 1996        March 31, 1995*
                                   ____________________  ____________________
EQUIVALENT SHARES:

Average Shares Outstanding                1,173,201            1,094,800

Total Equivalent Shares                   1,173,201            1,094,800
Total Primary Shares                      1,273,434            1,228,539
Total Fully Diluted Shares                1,527,953            1,462,303

Net Income                           $    1,166,878        $   1,220,898
Less Preferred Stock Dividend               104,999              104,999
                                   ____________________  ____________________
Net Income after Preferred
 Dividend                            $      795,074        $   1,115,899
                                   ====================  ====================

Primary Earnings Per Share           $         0.83        $        0.91
Fully Diluted Earnings Per Share     $         0.76        $        0.84


*The 1995 earnings per share was restated due to the 100% common stock dividend.